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                                                                    Exhibit 10.9

                         MOBIUS MANAGEMENT SYSTEMS, INC.

                            STOCK PURCHASE AGREEMENT



                                                              As of May 12, 1997

To the Investors
(as hereinafter defined)

Dear Sirs:

      The undersigned, MOBIUS MANAGEMENT SYSTEMS, INC., a Delaware corporation (the "Corporation"), and MITCHELL GROSS and JOSEPH J. ALBRACHT (each individually, a "Founder" and collectively, the "Founders"), hereby agree with each of the parties listed on Schedule I hereto (each, an "Investor", and collectively, the "Investors") as follows:

      SECTION 1. Amended and Restated Certificate of Incorporation; Certificate of Designation. Prior to the execution and delivery of this Agreement, the Corporation shall have filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), a copy of which is attached hereto as Exhibit A, and a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (the "Certificate of Designation"), a copy of which is attached hereto as Exhibit B and which designates 40,910 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), as Series A Convertible Preferred Stock (the "Series A Preferred Stock") and sets forth the terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Series A Preferred Stock.

      SECTION 2. Issuance and Sale of Preferred Shares and Reservation of Reserved Common Shares; Closing.

      2.1. Issuance of Preferred Shares and Reservation of Reserved Common Shares. Subject to the terms and conditions hereof, the Corporation has authorized the issuance on the Closing Date (as defined in Section 2.4 hereof)
of an aggregate of 40,910 shares of Series A Preferred Stock (such shares of Series A Preferred Stock being sometimes hereinafter collectively referred to as the "Preferred Shares"), and the reservation of an equal number of shares of Common Stock, $.01 par value (the "Common Stock"), of the Corporation for issuance upon conversion of the Preferred Shares (such reserved Common Stock being sometimes hereinafter referred to as the "Reserved Common Shares").
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      2.2. Agreement to Sell and Purchase the Series A Preferred Shares. Subject
to the terms and conditions hereof, the Corporation is selling to each Investor and each Investor is severally purchasing from the Corporation at the Closing
(as hereinafter defined), the number of Preferred Shares set forth opposite the name of such Investor on Schedule I hereto for a purchase price of $293.33 per share, representing an aggregate purchase price of $12,000,130.33 for the Preferred Shares purchased by all Investors.

      2.3. Delivery of Series A Preferred Shares. At the Closing, the Corporation shall deliver to each Investor a certificate or certificates, registered in the name of such Investor, representing that number of Series A Preferred Shares being purchased by such Investor. Delivery of certificates representing Series A Preferred Shares shall be made against receipt by the Corporation of a check payable to the Corporation or a wire transfer to an account designated by the Corporation in the full amount of the purchase price for the Series A Preferred Shares being purchased by such Investor at the Closing.

      2.4. The Closing. The closing (the "Closing") hereunder with respect to the transactions contemplated hereby is taking place on the date hereof at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112 (the date hereof sometimes being referred to herein as the "Closing Date").

      SECTION 3. Representations and Warranties of the Corporation and the Founders. Except as otherwise set forth on the Disclosure Schedule attached hereto (the "Disclosure Schedule"), such Disclosure Schedule to be arranged in sections corresponding to the numbered and lettered sections contained in this
Section 3 (it being understood, however, that any disclosure set forth in any section of the Disclosure Schedule shall be deemed to qualify all other sections in this Section 3 to which such disclosure may be applicable), the Corporation and the Founders hereby jointly and severally represent and warrant to the Investors as follows:

      3.1. Organization; Power and Authority; Qualifications. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease and operate its properties, to carry on its business as presently conducted and as presently proposed to be conducted and to carry out the transactions contemplated by this Agreement, the Stockholders' Agreement (as defined in Section 5.5 hereof) and the Registration Rights Agreement (as defined in Section 5.6 hereof) (each, a "Document" and collectively, the "Documents"). Each Founder has the full and absolute power and capacity to enter into the Documents and to


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carry out the transactions contemplated thereby. The Corporation is qualified to transact business as a foreign corporation and is in good standing in the State of New York and all other jurisdictions in which the character of the property owned or leased or the nature of the activities conducted by the Corporation makes such qualification necessary and the failure to so qualify would have a material adverse effect on the Corporation. The Corporation has provided O'Sullivan Graev & Karabell, LLP, special counsel to the Investors, with true, correct and complete copies of its Certificate of Incorporation, including the Certificate of Designation, and its By-laws (the "By-laws"), in each case, as amended to, and as in effect on, the date hereof, copies of which are attached hereto as Exhibits A, B and C, respectively.

      3.2. Authorization of the Documents; No Conflicts. The execution, delivery and performance by the Corporation of the Documents have been duly authorized by all requisite corporate action by the Corporation and each such Document constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms. The Documents have been duly executed and delivered by the Founders and each such Document constitutes a valid and binding obligation of each Founder, enforceable against such Founder in accordance with its terms. The execution, delivery and performance of the Documents and the consummation of the transactions contemplated thereby and compliance with the provisions thereof by the Corporation and the Founders, and the issuance, sale and delivery of the Series A Preferred Shares and the Reserved Common Shares by the Corporation, will not (a) to the Best Knowledge (as hereinafter defined) of the Corporation and the Founders, violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Corporation, either Founder or any of their respective properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance (as defined in Section 3.11 hereof) upon any of the properties or assets of the Corporation or either Founder under, the Certificate of Incorporation or By-laws, or, to the Best Knowledge of the Corporation and the Founders, any note, indenture, mortgage, lease agreement or other contract, agreement or instrument to which the Corporation or either Founder is a party or by which any of them or any of their respective properties is bound or affected, except for any such violations, conflicts, breaches, defaults or rights of termination, cancellation or acceleration that would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, properties, assets or condition (financial or


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otherwise) of the Corporation and the Subsidiaries (as hereinafter defined), taken as a whole.

      3.3. Authorization of Series A Preferred Shares and Reserved Shares. The authorization, issuance, sale and delivery of the Series A Preferred Shares and the authorization, reservation, issuance, sale and delivery of the Reserved Common Shares have been duly authorized by all requisite corporate action of the Corporation, and when issued, sold and delivered upon conversion of the Series A Preferred Shares, as the case may be, the Reserved Common Shares will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others (except as contemplated by the Stockholders' Agreement). The terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Series A Preferred Shares are as stated in the Certificate of Designation.

      3.4. No Consent or Approval Required. To the Best Knowledge of the Corporation and the Founders, no consent of any person and no consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required for the valid authorization, execution and delivery by the Corporation or either Founder of any Document or for the consummation of the transactions contemplated thereby or for the valid authorization, issuance and delivery of the Series A Preferred Shares, or for the valid authorization, reservation, issuance and delivery of the Reserved Common Shares, other than (a) those consents, approvals, authorizations, declarations or filings (including those filings required to be made under applicable Federal securities and/or state securities and "blue sky" laws) which have been or will timely be obtained or made, as the case may be, and which are identified on Section 3.4 of the Disclosure Schedule and (b) those consents of persons (but not governmental or regulatory authorities) which the failure to obtain would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole.

      3.5. Capitalization. (a) The authorized capital stock of the Corporation immediately upon the consummation at the Closing of the transactions contemplated hereby, including the application of the proceeds contemplated by
Section 3.26 hereof and of the Disclosure Schedule, shall consist of:

            (i) 400,000 shares of Common Stock, $.01 par value, of which (A) 109,090 shares shall have been validly issued and be outstanding, fully paid and nonassessable, with no personal liability attaching to


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      the ownership thereof, (B) 40,910 shares shall have been duly reserved for issuance upon conversion of the Preferred Shares and (C) 20,455 shares shall have been duly reserved for issuance upon conversion of the Class A Common (as hereinafter defined);

            (ii) 50,000 shares of Class A Non-Voting Common Stock, $.01 par value ("Class A Common"), of which (A) no shares shall have been validly issued or be outstanding and (B) 20,455 shares shall have been duly reserved for issuance to officers, employees or directors of, or consultants to, the Corporation; and

            (iii) 200,000 shares of Preferred Stock, $.01 par value, of which 40,910 shares shall have been duly designated as Series A Convertible Preferred Stock, all of which shares shall have been validly issued and be outstanding, fully paid, nonassessable, with no personal liability attaching to the ownership thereof.

            (b) Section 3.5 of the Disclosure Schedule contains a list of (i) all holders of capital stock of the Corporation, including the number of shares of capital stock held by each such holder, and (ii) all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of the capital stock or other securities of the Corporation, which list names all persons entitled to receive such shares or other securities and the shares of capital stock or other securities required to be issued thereunder. Except as contemplated by the Documents, there are, and immediately upon consummation at the Closing of the transactions contemplated hereby, there will be, no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock of the Corporation pursuant to any provision of law, the Certificate of Incorporation or By-laws or any agreement to which the Corporation is a party; and there is, and immediately upon the consummation at the Closing of the transactions contemplated hereby, there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of any shares of capital stock of the Corporation (whether outstanding or issuable upon conversion or exercise of outstanding securities), except as contemplated by the Documents. All shares of the capital stock and other securities issued by the Corporation at or prior to the Closing have been or are being issued in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities or "blue sky" laws. The Corporation has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the


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issuance of any shares of capital stock or other securities at or prior to the
Closing.

      3.6. Subsidiaries. Set forth in Section 3.6 of the Disclosure Schedule is a complete list of each subsidiary of the Corporation (each, a "Subsidiary" and collectively, the "Subsidiaries") and all other direct or indirect proprietary interests of the Corporation in any other corporation, association, trust, partnership, joint venture or other entity. The Corporation owns, of record and beneficially, all of the issued and outstanding capital stock of each Subsidiary. To the Best Knowledge of the Corporation and the Founders, the Corporation has provided O'Sullivan Graev & Karabell, LLP, special counsel to the Investors, with true, correct and complete copies of the certificate of incorporation and by-laws, or similar constituent documents, of each Subsidiary.

      3.7. No Defaults. Neither the Corporation nor, to the Best Knowledge of the Corporation and the Founders, any of the Subsidiaries is in default (a) under its certificate of incorporation or by-laws, or any Contract (as hereinafter defined) or (b) of any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality, other than any such defaults which would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole. There exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default under any of the foregoing.

      3.8. Financial Information. (a) Section 3.8(a) of the Disclosure Schedule contains the following information (collectively, the "Financial Statements"):

            (i) the audited consolidated balance sheet of the Corporation and the Subsidiaries as of June 30, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows (including the notes thereto) for the fiscal year then ended, certified by KPMG Peat Marwick LLP; and

            (ii) the unaudited consolidated balance sheet of the Corporation and the Subsidiaries (the "Interim Balance Sheet") as of March 31, 1997 (the "Interim Balance Sheet Date"), and the related unaudited consolidated statements of operations and cash flows for the nine-month period then ended (collectively, the "Interim Financial Statements"), prepared by the Corporation.


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            (b) The Financial Statements (in the case of the Interim Financial
Statements, to the Best Knowledge of the Corporation and the Founders) (i) are in accordance with the books and records of the Corporation and the Subsidiaries and (ii) present fairly the financial condition and results of operations of the Corporation and the Subsidiaries as of the date and for the periods indicated (except as otherwise set forth therein) in accordance with generally accepted accounting principles consistently applied (except as set forth in the notes thereto and subject, in the case of the Interim Financial Statements, to normal year-end audit adjustments, which adjustments shall not be material individually or in the aggregate).

      3.9. Absence of Undisclosed Liabilities. To the Best Knowledge of the Corporation and the Founders, as of the Interim Balance Sheet Date, (a) neither the Corporation nor any of the Subsidiaries had any material liability (whether matured or unmatured, fixed or contingent) which was not provided for or disclosed in the Interim Balance Sheet and (b) all liability reserves established by the Corporation and set forth in the Interim Balance Sheet are adequate for all such liabilities at the applicable date thereof. To the Best Knowledge of the Corporation and the Founders, there are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the Interim Balance Sheet as required by said Statement No. 5.

      3.10. Absence of Changes. Since the Interim Balance Sheet Date there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities or business of the Corporation and the Subsidiaries, taken as a whole, (b) any material borrowing or agreement to borrow any funds or any liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Corporation or any of the Subsidiaries, other than liabilities or obligations incurred in the ordinary course of business, (c) any material asset or property of the Corporation or any of the Subsidiaries made subject to a material Encumbrance of any kind, (d) any waiver of any valuable right of the Corporation or any of the Subsidiaries, or the cancellation of any debt or claim held by the Corporation or any of the Subsidiaries, (e) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Corporation, or any agreement or commitment therefor, (f) any issuance of any stock, bond or other security of the Corporation or any of the Subsidiaries or any agreement or commitment therefor (including, without limitation, options, warrants or rights or agreements or commitments to purchase such securities or grant such options, warrants or rights), (g) any mortgage, pledge, sale, assignment or transfer


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of any material tangible or intangible assets of the Corporation or any of the
Subsidiaries, except, with respect to tangible assets, in the ordinary course of business, (h) any loan of more than $25,000 individually or $200,000 in the aggregate at any one time outstanding by the Corporation or any of the Subsidiaries to any officer, director, employee, consultant or stockholder of the Corporation or any of the Subsidiaries, or any agreement or commitment therefor, (i) any damage, destruction or loss (whether or not covered by insurance) materially affecting the business, assets, properties, operations or condition, financial or otherwise, or results of operations of the Corporation and the Subsidiaries, taken as a whole, (j) any extraordinary increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, consultant or agent of the Corporation or any of the Subsidiaries or
(k) any change in the accounting methods, practices or policies followed by the Corporation in the preparation of the Financial Statements or any change in depreciation or amortization policies or rates theretofore adopted in the preparation of the Financial Statements.

      3.11. Title to Assets, Properties and Rights. The Corporation and the Subsidiaries have good and marketable title to all material properties, interests in properties and assets, real, personal and mixed, tangible or intangible, used in the conduct of their business, free and clear of all material mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever, whether or not related to credit or the borrowing of money ("Encumbrances"), except for (i) Encumbrances disclosed in the Financial Statements; (ii) Encumbrances for current Taxes (as defined in Section 3.20) not yet due and payable or which are past due and being contested in good faith; (iii) mechanics', materialmens', carriers', warehousemens', landlords' and similar liens securing obligations not yet delinquent or which are being contested in good faith; (iv) such imperfections of title, covenants, encroachments and Encumbrances as do not, in any material respect, detract from the value or interfere with the present or proposed use of the properties or assets subject thereto or affected thereby; and (v) security interests in personal property taken by or granted to a person or entity who, by making advances or incurring an obligation, gives value to enable the Corporation to acquire rights in or the use of such property or asset, provided that such security interest does not extend to or cover any other property and the total cost to the Corporation that would be required to discharge such security interest in full does not exceed the value so given by such person or entity to the Corporation.

      3.12. Burdensome Restrictions. To the Best Knowledge of the Corporation and the Founders, neither the Corporation nor any of the Subsidiaries is obligated under any contract or


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agreement or subject to any charter or other corporate restriction which presently materially adversely affects, or in the future would reasonably be expected to materially adversely affect, the business, properties, assets or condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole.

      3.13. Intellectual Property Rights. (a) Section 3.13 of the Disclosure Schedule sets forth each copyright, trademark, service mark, tradename or patent owned by the Corporation or any of the Subsidiaries or in which the Corporation or any of the Subsidiaries asserts proprietary rights, and each Federal, state or foreign registration thereof or application relating to the registration thereof.

            (i) To the Best Knowledge of the Corporation and the Founders, the Corporation and the Subsidiaries own or have the right to use all Intellectual Property Rights material to the conduct of their business as presently conducted (the "Requisite Rights"). The Corporation and the Subsidiaries have the right to use, sell, license and bring actions for the infringement of the Intellectual Property Rights owned by them. To the Best Knowledge of the Corporation and the Founders, the Corporation and the Subsidiaries have the right to sell and license all products and services sold or licensed by them.

            (ii) To the Best Knowledge of the Corporation and the Founders, no material royalties, honorariums, fees or other amounts are payable by the Corporation or any of the Subsidiaries to other persons by reason of the ownership, sale, lease, license or use of the Requisite Rights.

            (iii) No product, service or process manufactured, marketed, sold or used, or currently proposed to be manufactured, marketed, sold or used, by the Corporation or any of the Subsidiaries, to the Best Knowledge of the Corporation and the Founders, violates, or will violate, any license or infringes, or will infringe, any current Intellectual Property Rights of another; and there is no pending or, to the Best Knowledge of the Corporation and the Founders, threatened claim or litigation against the Corporation or any of the Subsidiaries (nor does there exist any basis therefor) contesting the validity of or right to use any of the foregoing, nor has the Corporation or any of the Subsidiaries received any notice that any of the Requisite Rights or the operation or proposed operation of the business of the Corporation and the Subsidiaries conflicts, or will conflict, with the asserted Intellectual Property Rights of others, nor, to the Best Knowledge of the Corporation and the Founders, does there exist any basis for any such conflict, in each case, where such violation,


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      claim, litigation or conflict would reasonably be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole.

            (iv) To the Best Knowledge of the Corporation and the Founders, no third party is infringing or has infringed on any of the Requisite Rights.

            (b) As used herein, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, Proprietary Technology, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae. As used herein, "Proprietary Technology" means all source and object code, algorithms, architecture, structure, display screens, layouts, processes, inventions, trade secrets, know-how, development tools and other proprietary rights owned by the Corporation pertaining to any product or service manufactured, marketed or sold, or proposed to be manufactured, marketed or sold (as the case may be), by the Corporation or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda, know-how, notebooks, patents and patent applications, trademarks and trademark applications, copyrights and copyright applications, records and disclosures.

      3.14. Employment of Officers, Employees and Consultants. No third party has asserted or, to the Best Knowledge of the Corporation and the Founders, may assert any valid claim against the Corporation, any Subsidiary or any of the Designated Persons with respect to (a) the continued employment by, or association with, the Corporation or any Subsidiary of any of the present officers or employees of or consultants to the Corporation or any Subsidiary (collectively, the "Designated Persons") or (b) the use, in connection with any business presently conducted or proposed to be conducted by the Corporation and the Subsidiaries or any of the Designated Persons of any information that the Corporation and the Subsidiaries or any of the Designated Persons would be prohibited from using under any prior agreements or arrangements or any legal considerations applicable to unfair competition, trade secrets or proprietary information, in either case, where such claim would reasonably be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole.


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      3.15. ERISA Plans and Contracts. (a) For purposes of this Agreement, the term "Employee Plan" means each employee bonus, retirement, pension, profit sharing, stock option, stock appreciation, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life and other health and disability (whether provided by insurance or otherwise), severance, termination and other plan, program, arrangement, policy or payroll practice providing employee benefits, including, without limitation, each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended to the date hereof ("ERISA"), and including plans which have been frozen or terminated during the five-year period ending on the date of this Agreement, in each instance maintained by the Corporation or to which the Corporation contributes or has contributed and under which any person presently employed by the Corporation (an "Employee") or formerly so employed by the Corporation (a "Former Employee") participates or had accrued any rights or under which the Corporation is liable in respect of an Employee or Former Employee. As used in this Section 3.15, the term "Corporation" will include, where applicable, the Subsidiaries. The terms "Employee" and "Former Employee" will include, where applicable, the beneficiaries and dependents of an Employee or Former Employee. Section 3.15 of the Disclosure Schedule lists or describes all Employee Plans.

            (b) The Corporation does not maintain or contribute to any material Employee Plan.

            (c) No Employee Plan is or has been since the enactment of ERISA a "multiemployer plan" as defined in Section 3(37) of ERISA. No complete or partial withdrawal from any multiemployer plan has occurred which could subject the Corporation to material "withdrawal liability" as defined in Section 4201 of ERISA.

            (d) Contributions, premiums, benefits or other payments required to be made by the Corporation or any subsidiary thereof to or with respect to any Employee Plan for all periods preceding the date of this Agreement have been made or properly accrued as liabilities on the Financial Statements, and the Corporation will not have any material liability (actual or contingent) under any insurance policy (or ancillary agreement relating to such insurance policy) in the nature of a retroactive rate adjustment or loss sharing or similar arrangement.

            (e) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to
Section 501(a) of the Code. The Corporation has furnished to


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O'Sullivan Graev & Karabell, LLP, special counsel to the Investors, true, correct and complete copies of the most recent Internal Revenue Service determination letters with respect to any such Employee Plans, which determination letters are all favorable and relate to each such Employee Plan as amended to comply with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. Each Employee Plan has been amended to the extent required to comply with the Tax Reform Act of 1986, and has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code (including the provisions thereof which are effective with respect to such Employee Plans as of the date hereof but which do not require amendments to have been made to the applicable Employee Plans as of the date hereof), which are applicable to such Employee Plans.

            (f) No Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to Employees or Former Employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable laws, (ii) death benefits under any "employee welfare benefit plan" or "employee pension benefit plan" (as defined in Sections 3(1) and 3(2) of ERISA, respectively), (iii) retirement benefits under any employee pension benefit plans, (iv) deferred compensation benefits accrued as liabilities on the Financial Statements, (v) severance benefits or (vi) rights to purchase capital stock of the Corporation.

            (g) To the Best Knowledge of the Corporation and the Founders, no facts or circumstances exist, no actions have been taken or omitted to be taken, nothing has occurred and nothing will occur as a result of the execution, delivery and performance of this Agreement, such that the Corporation could be subject (directly or indirectly, such as through an indemnification, guarantee or similar agreement or obligation) to any material liability for any claims, judgments, damages, penalties, taxes (including excise taxes), assessments or similar terms, including, without limitation, any claim by a plan or by the Pension Benefit Guaranty Corporation under Section 412 of the Code or under Title IV of ERISA, with respect to any of the Employee Plans or any "employee benefit plan" (as defined in Section 3(3) of ERISA) currently or formerly maintained by a business entity that is or has been aggregated with, or treated as the same employer as, the Corporation for any purpose under ERISA or the Code (other than liability for benefit payments incurred in the normal operations of any such Employee Plan for periods preceding the Closing Date), nor does the Corporation have any such material liability. Without limiting the scope of the previous sentence, none of the Corporation or any Employee

Plan has, since the inception of each Employee Plan, violated the "prohibited transaction" provisions of Section 4975(c) and (d) of the Code or Sections 406 and 408 of ERISA such that a material liability has or could result therefrom.

            (h) There has been no material failure to comply with the continuation health care coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, with respect to each Employee or Former Employee and any other employee or former employee of the Corporation and, to the Best Knowledge of the Corporation and the Founders, any member of a "controlled group of corporations" (as defined in Section 1563(a) of the Code) that included the Corporation ("COBRA Employee") and any "qualified beneficiary" (as defined in 4980B(g)(1) of the Code) of any COBRA Employee that could result in a material liability for the Corporation.

      3.16. Agreements. Neither the Corporation nor any Subsidiary is currently a party to any written or, to the Best Knowledge of the Corporation and the Founders, oral contract not made in the ordinary course of business and, whether or not made in the ordinary course of business, neither the Corporation nor any Subsidiary is a party to any written or, to the Best Knowledge of the Corporation and the Founders, oral: (a) contract with any labor union; (b) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements; (c) contract for the employment of any officer, individual employee or other person on a full-time basis or any material contract with any person on a consulting basis; (d) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any material assets of the Corporation or any Subsidiary; (e) guaranty of any material obligation for borrowed money or otherwise; (f) lease or agreement under which the Corporation or any Subsidiary is lessee of or holds or operates any material property, real or personal, owned by any other party; (g) lease or agreement under which the Corporation is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation; (h) agreement or other commitment for capital expenditures in excess of $250,000;
(i) contract, agreement or commitment under which the Corporation or any Subsidiary is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party; or (j) any other contract, agreement, arrangement or understanding which is material to the business of the Corporation and the Subsidiaries, taken as a whole, or which is material to a prudent investor's understanding of the business of the Corporation and the Subsidiaries, taken as a whole (collectively, the "Contracts"). To the Best Knowledge of the Corporation and the Founders, (x) all such contracts and agreements constitute the valid and binding obligations of the respective parties thereto, enforceable in accordance with their terms, and (y) neither the Corporation or any Subsidiary, as the case may be, nor any other party thereto is in default thereunder and there exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default by the Corporation or any Subsidiary, as the case may be, or any other party thereunder.

      3.17. Compliance; Licenses and Permits. To the Best Knowledge of the Corporation and the Founders, the Corporation and the Subsidiaries have complied in all material respects with all Federal, state, local or foreign laws, ordinances, regulations or orders applicable to their business as presently or previously conducted. To the Best Knowledge of the Corporation and the Founders, the Corporation and the Subsidiaries have all material Federal, state, local and foreign governmental licenses and permits which are required for the conduct of their business presently or previously conducted, which licenses and permits are in full force and effect, and no violations are outstanding or uncured with respect to any such licenses or permits and no proceeding is pending or threatened to revoke or limit any thereof. Section 3.17 of the Disclosure Schedule lists all material Federal, state, local and foreign governmental licenses and permits of the Corporation and, to the Best Knowledge of the Corporation and the Founders, the Subsidiaries which are used in or relate to its business.

      3.18. Labor Relations; Employees. At March 31, 1997, the Corporation and the Subsidiaries had 224 full-time employees, including the Founders. (i) Neither the Corporation nor any Subsidiary is delinquent in payments, in any material respect, to any of its employees for any wages or salaries or, to the Best Knowledge of the Corporation and the Founders, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees, (ii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Corporation or any Subsidiary and (iii) neither any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted.

      3.19. Litigation. There is no action, suit, customer claim, proceeding or investigation at law or in equity or by or before any governmental instrumentality or other agency now pending nor, to the Best Knowledge of the Corporation and the Founders, threatened against, or affecting the assets or properties of, the Corporation or, to the Best Knowledge of the Corporation and the Founders, any Subsidiary, an adverse outcome in which would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole (including, without limitation, any action, suit, claim, proceeding or litigation involving the claims contemplated by Sections 3.13 and 3.14), nor does there exist any basis for any such action, suit, customer claim, proceeding or investigation.

      3.20. Tax Matters. The Corporation and the Subsidiaries (in the case of any foreign Taxes, to the Best Knowledge of the Corporation and the Founders) have (a) filed all state, local and foreign tax returns, declarations of estimated tax, tax reports, information returns and statements (collectively, the "Returns") required to be filed by them prior to the Closing (other than those for which extensions shall have been granted prior to the Closing) relating to any Taxes (as defined below) with respect to any income, properties or operations of the Corporation and the Subsidiaries prior to the Closing; (b) as of the time of filing, the Returns were complete and correct in all material respects and all Taxes shown on the Returns to be due have been paid or adequate reserves have been made therefor; (c) neither the Corporation nor any Subsidiary is delinquent in the payment of any Taxes, other than Taxes for which the Corporation or any Subsidiary has requested an extension of time within which to file any Return or the payment of which is being contested in good faith; (d) there are no pending tax audits of any Returns of the Corporation; (e) no tax liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of the Corporation or any Subsidiary has been proposed, asserted or assessed in writing other than for Taxes, the payment of which is being contested in good faith; (f) neither the Corporation nor any Subsidiary has granted any extension of the statute of limitations applicable to any Return or other Tax claim with respect to any income, properties or operations of the Corporation or any Subsidiary; (g) the Corporation has not, during the five-year period preceding the date hereof, been a personal holding company within the meaning of Section 542 of the Code; and (h) the Corporation has not made any election under Section 341(f) of the Code. As used in this Agreement, the term "Tax" shall mean any of the Taxes and the term "Taxes" shall mean, with respect to any person or entity,
(i) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such person or entity and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the

Code or any other applicable law) of another person or entity or a member of an affiliated or combined group.

      3.21. Related Party Transactions. No current stockholder, director, officer or employee of the Corporation, nor any "associate" (as defined in the rules and regulations promulgated under the Securities Act) of any such person, is presently, directly or indirectly through his, her or its affiliation with any other person or entity, a party to any transaction with the Corporation or any Subsidiary, providing for the furnishing of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by any such person, in any such case, that would be disclosable pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. For the purposes of this Agreement, a transaction of the type described in this
Section 3.20 is sometimes herein referred to as a "Related Party Transaction."

      3.22. Offerees. Except as set forth in Section 3.22 of the Disclosure Schedule, the Corporation has not, during the past 12 months, offered any Series A Preferred Stock or Common Stock, or any security or securities similar to any thereof, for sale to, or solicited any offers to buy any of the foregoing from, or otherwise approached or negotiated in respect thereof, with any person or persons other than the Investors and a limited number of institutional or other sophisticated investors and other than pursuant to employee stock option plans or agreements.

      3.23. Offering Exemption. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 4 hereof, the offering and sale of the Series A Preferred Shares and the Reserved Common Shares upon conversion of the Series A Preferred Shares are or will be exempt from registration under the Securities Act; and the aforesaid offering and sale is and will be exempt from registration under applicable state securities and "blue sky" laws. The Corporation has made or will make all requisite filings and has taken or will take all action necessary to be taken to comply with such state securities or blue sky laws.

      3.24. Brokers. Neither the Corporation, the Founders nor any of the officers, directors, employees or stockholders of the Corporation has employed any broker or finder in connection with the transactions contemplated by this Agreement and no brokerage, finders, broken deal or other fees of any kind are payable to any person upon the execution and delivery of this Agreement or upon the consummation of the transactions contemplated hereby.

      3.25. Registration Rights. Except as contemplated by the Registration Rights Agreement, no person has any right to cause the Corporation to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including debt securities) of the Corporation.

      3.26. Use of Proceeds. The net proceeds received by the Corporation from the sale of the Series A Preferred Shares shall be used by the Corporation for the purposes set forth in Section 3.26 of the Disclosure Schedule.

      3.27. Insurance. All of the insurable properties of the Corporation and the Subsidiaries are insured for their respective benefit in amounts and against all risks that are normal and customary for persons operating similar businesses and properties in the localities where such businesses and properties are located under policies in effect and issued by insurers of recognized responsibility.

      3.28. Disclosure. Neither this Agreement nor any other document, certificate, instrument or written statement furnished or made available to O'Sullivan Graev & Karabell, LLP, special counsel to the Investors, or the Investors by or on behalf of the Corporation pursuant to this Agreement, including, without limitation, the Disclosure Schedule, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, viewed as a whole, not misleading. There is no fact which materially adversely affects, or in the future would, insofar as the Corporation and the Founders may reasonably foresee, materially adversely affect, the business, operations, affairs, condition (financial or otherwise), properties or assets of the Corporation which has not been set forth in this Agreement or in the other Documents, certificates, instruments or written statements furnished to O'Sullivan Graev & Karabell, LLP, special counsel to the Investors, or the Investors by or on behalf of the Corporation pursuant to this Agreement.

      3.29. Definition of "Best Knowledge". As used herein, the term the "Best Knowledge" shall mean and include (a) actual knowledge and (b) that knowledge which a prudent businessperson could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection with the foregoing, the knowledge of the Corporation shall be defined as the knowledge (both actual and constructive) of any of the Founders or the Chief Financial Officer of the Corporation.

      3.30. Predecessor Company. All references to the Corporation in this
Section 3 shall be deemed to include the Corporation and any predecessor thereto, including, without limitation, Mobius Management Systems, Inc., a New York corporation ("NY Mobius").

      SECTION 4. Representations and Warranties of the Investors. (a) Each Investor severally represents and warrants to the Corporation, as to itself, that (i) such Investor is and will be acquiring the Series A Preferred Shares to be purchased by such Investor hereunder and, in the event that such Investor should acquire any Reserved Common Shares, that such Investor will be acquiring such Reserved Common Shares, for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

            (b) Each Investor understands that (i) the Preferred Shares have not been, and that the Reserved Common Shares will not be, registered under the Securities Act, by reason of their issuance by the Corporation in transactions exempt from the registration requirements of the Securities Act and (ii) the Series A Preferred Shares and the Reserved Common Shares must be held by such Investor indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

            (c) Each Investor further understands that, with respect to the Reserved Common Shares, the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales only in limited amounts.

            (d) Each Investor severally represents and warrants, as to itself, that it is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

            (e) Each Investor severally agrees, as to itself, that the Corporation may place a legend on the certificates delivered hereunder stating that the Series A Preferred Shares and any Reserved Common Shares have not been registered under the Securities Act, and, therefore cannot be offered, sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available, and that the Corporation may place stop transfer orders on the transfer books of the Corporation.

            (f) Each Investor severally represents and warrants that (i) the source of funds for the acquisition by such Investor of Series A Preferred Shares does not constitute "plan assets" for purposes of Title I of ERISA and
(ii) the acquisition of Series A Preferred Shares by the Investor and the transactions contemplated hereby shall neither (x) cause the Corporation to become a member of a controlled group of corporations or to be under common control with other trades or businesses within the meaning of Sections 414(b),
(c), (m) or (o) of the Code or for
purposes of Title IV of ERISA nor (y) subject the Corporation to any liability, contingent or otherwise, with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA).

            (g) No Investor will acquire Reserved Common Shares upon conversion of the Series A Preferred Shares to be purchased by such Investor hereunder if such transaction would cause the Corporation to become either (i) a member of a controlled group of corporations or to be under common control with other trades or businesses within the meaning of Sections 414(b), (c), (m) or (o) of the Code or for purposes of Title IV of ERISA or (ii) subject to any liability, contingent or otherwise, with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA).

            (h) No Investor will transfer any Series A Preferred Shares acquired hereunder, nor any Reserved Common Shares acquired upon the conversion of Series A Preferred Shares, if such transfer either (i) may give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) could cause the Corporation to become either (x) a member of a controlled group of corporations or to be under common control with other trades or businesses within the meaning of Sections 414(b), (c), (m) or (o) of the Code or for purposes of Title IV of ERISA or (y) subject the Corporation to any liability, contingent or otherwise, with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA).

            (i) Each Investor severally represents and acknowledges that neither the Corporation nor the Founders have made, or are making, any representation or warranty with respect to the Corporation, the Series A Preferred Stock, the Common Stock, this Agreement or the transactions contemplated hereby except as expressly set forth in this Agreement, the other Documents or the Disclosure Schedule. No representation or warranty of the Corporation or the Founders of any kind is intended, inferred or relied upon by such Investor with respect to the economic return which may accrue as a result of an investment in the Series A Preferred Stock or Common Stock pursuant to this Agreement. Prior to making an investment decision regarding the Series A Preferred Stock, (A) each Investor carefully considered all relevant factors and consulted its own experienced counsel, accountant and tax, business and other advisors in connection with the transactions contemplated by this Agreement and (B) each Investor has been provided the full opportunity to ask questions of, and has received answers thereto satisfactory to such Investor from, the Corporation, the Founders and their representatives regarding the Corporation, and each Investor has been provided with full access to all of the books, records, properties, officers and employees of the Corporation and has obtained all additional information requested by such Investor of the Corporation and its representatives; provided, however, that neither such consideration, consultation, opportunity nor access shall in any way obviate or diminish the representations and warranties of the Corporation and the Founders contained in this Agreement, the other Documents or the Disclosure Schedule.

      SECTION 5. Conditions Precedent to the Closing. The several obligations of the Investors to purchase and pay for Series A Preferred Shares at the Closing are subject to satisfaction of the following conditions precedent:

      5.1. Corporate Proceedings. All corporate and other proceedings to be taken and all waivers and consents approvals, qualifications and/or registrations required to be obtained or effected in connection with the execution, delivery and performance of the Documents and the transactions contemplated thereby, including, but not limited to, the reservation, issuance, sale and delivery of the Series A Preferred Shares and the Reserved Common Shares, shall have been taken, obtained or effected (except for the filing of any notice subsequent to such Closing which may be required under applicable Federal and state securities or "blue sky" laws which, if required, shall be filed on a timely basis as may be so required), and all documents incident thereto shall be satisfactory in form and substance to the Investors and to their special counsel, O'Sullivan Graev & Karabell, LLP. The Investors and O'Sullivan Graev & Karabell, LLP, shall have received all such originals or certified or other copies of such documents as have been reasonably requested.

      5.2. Opinion of Counsel. The Investors shall have received from Kramer, Levin, Naftalis & Frankel, counsel for the Corporation, its favorable opinion addressed to the Investors, dated the date of the Closing, substantially in the form of Exhibit D attached hereto.

      5.3. Payment of Legal Fees. Simultaneously with the Closing, the Corporation shall pay to O'Sullivan Graev & Karabell, LLP, special counsel to the Investors, its fees (up to a maximum of $25,000) and charges incurred in connection with the transactions contemplated hereby.

      5.4. Filing of Certificates. The Certificate of Incorporation and the Certificate of Designation shall have been filed with and accepted by the Secretary of State of the State of Delaware, and a copy of each of the Certificate of Incorporation and the Certificate of Designation, certified by the Secretary of State of the State of Delaware, shall have been delivered to the Investors.

      5.5. Stockholders' Agreement. A stockholders' agreement (the "Stockholders' Agreement") among the Corporation, the Investors and the Founders, in the form of Exhibit E hereto, shall have been executed and delivered by the Corporation and such parties. In addition, the Corporation and such parties shall have complied with all of the terms and conditions of the Stockholders' Agreement, including, among other things, the placement of the legends required to be placed on securities owned by such parties.

      5.6. Registration Rights Agreement. A registration rights agreement (the "Registration Rights Agreement") among the Corporation and the Investors, in the form of Exhibit F hereto, shall have been duly executed and delivered by the Corporation and such parties. In addition, the Corporation and such parties shall have complied with all of the terms and conditions of the Registration Rights Agreement, including, among other things, the placement of any legend required to be placed on securities owned by such parties.

      5.7. Board of Directors. Effective immediately upon the consummation of the Closing, the Board of Directors of the Corporation shall be comprised of the following individuals, all of whom shall have been duly elected as directors:

                        Mitchell Gross
                        Joseph J. Albracht
                        Edward F. Glassmeyer
                        Peter J. Barris
                        Kenneth P. Kopelman

      5.8. Reincorporation. NY Mobius shall have been merged with and into the Corporation (the "Merger"); the separate existence of NY Mobius shall have ceased and the Corporation shall possess all of the rights, privileges, powers and franchises as well of a public as of a private nature of NY Mobius, as provided by the Delaware General Corporation Law; and, in connection therewith, all consents, authorizations, orders or approvals of, and filings with, any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality or any other person required for or in connection with the Merger shall have been obtained or made, except for those consents, authorizations, orders, approvals or filings the failure to so obtain or have made would not have a material adverse effect on the Corporation and its Subsidiaries, taken as a whole.

      5.9. Termination of Prior Stockholders' Agreement. The Stockholders' Agreement dated August 14, 1981, as amended, among NY Mobius and the Founders shall have been terminated by a written instrument executed by all of the parties thereto.

      SECTION 6. Information Rights.

      6.1. Access to Records. The Corporation shall afford to the Investors and their employees, counsel and other authorized representatives free and full access, upon reasonable advance notice, to all of the books, records and properties of the Corporation and to all officers and employees of the Corporation, for any reasonable purpose whatsoever. Each Investor shall use reasonable efforts to maintain the confidentiality of any confidential and proprietary information so obtained by it; provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of any Investor or such authorized representatives to disclose any such information concerning the Corporation which it may be required to disclose (i) to its partners or limited partners to the extent required to satisfy its fiduciary obligations to such persons, provided that such partners or limited partners agree for the benefit of the Corporation to maintain the confidentiality of such information, or (ii) pursuant to or as required by law, provided that the disclosing party shall provide the Corporation with prompt notice of any such legal requirement so that the Corporation may seek an appropriate protective order.

      6.2. Financial Reports. The Corporation agrees to furnish each Investor with the following:

            (a) Monthly Statements. Within 30 days after the end of each monthly accounting period, an unaudited financial report of the Corporation, which report shall be prepared in accordance with generally accepted accounting principles consistently applied, and which shall include the following:

                  (i) a profit and loss statement for such monthly accounting period, together with a cumulative profit and loss statement from the first day of the current year to the last day of, such monthly accounting period;

                  (ii) a balance sheet as at the last day of such monthly
            accounting period;

                  (iii) a cash flow analysis for such monthly accounting period on a cumulative basis for the fiscal year to date;

                  (iv) a schedule showing all expenditures of a capital nature in excess of $100,000 individually during such monthly accounting period; and

                  (v) a comparison between the actual figures for such monthly accounting period, the comparable
            figures (with respect to clauses (i) and (ii) only) for the prior year (if any) and the comparable figures included in the Budget (as defined in Section 6.2(h) hereof) for such monthly accounting period, with an explanation of any material differences between them;

      certified by the chief executive officer and chief financial officer of the Corporation as being prepared in accordance with generally accepted accounting principles (except with respect to footnote disclosure and subject to normal year-end audit adjustments) consistently applied and accompanied by a statement showing the number of shares of each class and series of capital stock, and securities convertible into or exercisable for shares of capital stock, of the Corporation outstanding at the end of such monthly accounting period, the number of shares of Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, all in sufficient detail to permit the Investors to calculate their percentage equity ownership interest in the Corporation.

            (b) Quarterly Reports. As soon as available, but not later than 45 days after the end of each quarterly accounting period, (i) an unaudited consolidated financial report of the Corporation, certified by the chief executive officer and chief financial officer of the Corporation as being prepared in accordance with generally accepted accounting principles consistently applied, except that such financial statements shall not include footnotes and shall be subject to normal year-end audit adjustments, including, with respect to such quarterly accounting period, the statements and comparisons referred to in Section 6.2(a) (except that such statements and comparisons shall be furnished with respect to such quarterly, rather than monthly, accounting period) and (ii) a report by management of the Corporation of the operating and financial highlights of the Corporation for such quarterly accounting period which shall include
      (A) a comparison between operating and financial results and the Budget and (B) an analysis of the operations of the Corporation for the prior quarterly accounting period.

            (c) Annual Audit. As soon as available, but not later than 90 days after the end of each fiscal year of the Corporation, audited financial statements of the Corporation, which shall include a statement of cash flows and statement of operations for such fiscal year and a balance sheet as at the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a firm of independent certified public accountants of recognized standing selected by the Board of Directors of the Corporation (the "Accountants"). The Corporation shall maintain a system of accounting sufficient to enable its independent certified public accountants to render the report referred to in this Section 6.2(c).

            (d) Subsidiaries. If for any period the Corporation shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Corporation, then in respect of such period the financial statements delivered pursuant to the foregoing Sections 6.2(a), (b) and (c) shall be the consolidated (and, in the case of the cash flow statement delivered pursuant to Sections 6.2(c), consolidating if normally prepared by the Corporation) financial statements of the Corporation and all such consolidated subsidiaries.

            (e) Miscellaneous. Promptly upon becoming available:

                  (i) upon request, copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Securities and Exchange Commission, or any securities exchange;

                  (ii) upon request, copies of all reports prepared for or
            delivered to the management of the Corporation by its independent public accountants; and

                  (iii) any other routinely collected financial or other
            information available to management (including, without limitation, routinely collected statistical data) of the Corporation or as the Investors shall have reasonably requested on a timely basis.

            (f) No Default Certificate. With the financial statements referred to in Sections 6.2(b) and 6.2(c), the Corporation shall deliver to each of the Investors a certificate executed by the chief executive officer and the chief financial officer of the Corporation, and with the financial statements of the Corporation referred to in Section 6.2(c), the Corporation shall deliver to each of the Investors a statement of the Accountants, in each case, to the effect that no knowledge has been obtained of any material violation or default by the Corporation in the performance of its agreements or covenants contained herein, in the Documents or in any other material agreement to which the Corporation or any Subsidiary is a party or of the occurrence of any condition, event or act which, with or without notice or lapse of time, or both, would constitute such a violation or an event of default, or, if such firm or officer shall have obtained knowledge of any such violation, condition, event or act, it or he or she (as the case may be) shall specify in such certificate all such violations, conditions, events and acts and the nature and status thereof.

            (g) Notice of Certain Events. The Corporation shall deliver written notice to the Investors promptly following its receipt of notice of the commencement of any action, suit, claim, legal or administrative or arbitration proceeding or investigation, any of which could reasonably be expected, on the basis of current economic conditions and other facts and circumstances known to the Corporation at the time, to have a material adverse effect on the Corporation and the Subsidiaries, taken as a whole. In making such determination, the Corporation may rely on the opinion of its counsel regarding the likelihood and extent of an adverse decision in any litigation, administrative or arbitration proceeding or investigation against the Corporation or any Subsidiary.

            (h) Budget. The Corporation has previously delivered to each of the Investors a budget and operating plan for the fiscal year ending June 30, 1997 (the "FY 1997 Budget"). With respect to each fiscal year commencing with the fiscal year ending June 30, 1998, the Corporation shall, not later than 30 days prior to the commencement of each such fiscal year, prepare and deliver to the Investors one copy of a budget and operating plan (together with the FY 1997 Budget, each a "Budget") of the Corporation (containing monthly and quarterly breakdowns of income and cash flow). The Budget shall be accepted as the Budget for such fiscal year when it has been approved by the Board of Directors of the Corporation. The Budget shall be reviewed by the Corporation periodically and all material changes therein and all material deviations therefrom shall be resubmitted to the Board in advance and shall be accepted when approved by the Board of Directors.

      6.3. Designated Offering. Notwithstanding the foregoing provisions of this
Section 6, the rights of the Investors and the obligations of the Corporation under this Section 6, except those contained in Section 6.2(e)(i) (which shall survive), shall terminate upon the consummation of a firm commitment underwritten public offering of the Common Shares under the Securities Act, which results in aggregate net cash proceeds of not less than $20,000,000, at an offering price per share (as constituted on the date hereof) of not less than $586.66 (a "Designated Offering").

      SECTION 7. Additional Agreements of the Corporation.

      7.1. Meetings of the Board of Directors. The Board of Directors shall call, and use its best efforts to have, regular meetings not less often than quarterly. The Corporation shall pay all reasonable travel expenses and other out-of-pocket disbursements incurred by any director designated by the Investors in connection with attending meetings of the Board of Directors of the Corporation.

      7.2. Right of First Offer. (a) Except in the case of Excluded Securities (as hereinafter defined), the Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) Common Shares, (ii) any other equity security of the Corporation, (iii) any debt security of the Corporation which by its terms is convertible into or exchangeable for any equity security of the Corporation or has any other equity feature, (iv) any security of the Corporation that is a combination of debt and equity or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Corporation, unless in each case the Corporation shall have first offered to sell to each Investor such Investor's Proportionate Percentage (as hereinafter defined) of such securities (the "Offered Securities") (and to sell thereto such Offered Securities not subscribed for by the other Investors as hereinafter provided), at a price and on such other terms as shall have been specified by the Corporation in writing delivered to such Investors (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of 15 days from the date it is delivered by the Corporation to the Investors.

            (b) Notice of each Investor's intention to accept, in whole or in part, an Offer shall be evidenced by a writing signed by such Investor and delivered to the Corporation prior to the end of the 15-day period of such Offer, setting forth such portion of the Offered Securities as such Investor elects to purchase (the "Notice of Acceptance"). If any Investor shall subscribe for less than its Proportionate Percentage of the Offered Securities to be sold, the other subscribing Investors shall be entitled to purchase the balance of that Investor's Proportionate Percentage in the same proportion in which they were entitled to purchase the Offered Securities in the first place (excluding for such purposes such Investor). The Corporation shall notify each Investor five days following the expiration of the 15-day period described above of the amount of Offered Securities which each Investor may purchase pursuant to the foregoing sentence, and each Investor shall then have five days from the delivery of such notice to indicate such additional amount, if any, that such Investor wishes to purchase.

            (c) In the event that Notices of Acceptance are not given by the Investors in respect of all the Offered Securities, the Corporation shall have 90 days from the expiration of the foregoing 15-day or 25-day period, whichever is applicable, to sell all or any part of such Offered Securities as to which Notices of Acceptance have not been given by the Investors (the "Refused Securities") to any other person or persons, but only upon terms and conditions in all respects, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person or persons or less favorable to the Corporation than those set forth in the Offer. Upon the closing, which shall include full payment to the Corporation, of the sale to such other person or persons of all the Refused Securities, the Investors shall purchase from the Corporation, and the Corporation shall sell to the Investors, the Offered Securities in respect of which Notices of Acceptance were delivered to the Corporation by the Investors, on the terms specified in the Offer.

            (d) In each case, any Offered Securities not purchased by the Investors or any other person or persons in accordance with Section 7.2(c) may not be sold or otherwise disposed of until they are again offered to the Investors under the procedures specified in Sections 7.2(a), (b) and (c).

            (e) The rights of the Investors under this Section 7.2 shall not apply to the following securities (the "Excluded Securities"):

            (i) Class A Common Stock or Common Stock issued to officers, employees or directors of, or consultants to, the Corporation, pursuant to the Corporation's 1996 Stock Incentive Plan or any other agreement, plan or arrangement approved by the Board of Directors, or options to purchase or rights to subscribe for such Class A Common Stock or Common Stock, or securities by their terms convertible into or exchangeable for such Class A Common Stock or Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, in each case as approved by the Board of Directors; provided, however, that the maximum number of shares of Class A Common Stock and Common Stock issued or issuable prior or subsequent to the date hereof pursuant to all such agreements, plans and arrangements shall not exceed an aggregate of 30,000 shares (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) of Class A Common Stock and Common Stock plus an amount equal to any increase in the number of shares reserved for issuance pursuant to the Corporation's 1996

      Stock Incentive Plan in accordance with Section 1.5.1(c) of such Plan;

            (ii) the Reserved Common Shares;

            (iii) Common Shares issued as a stock dividend or upon any stock split or other subdivision or combination of Common Shares; and

            (iv) securities issued pursuant to the acquisition of another corporation by the Corporation by merger or purchase of substantially all of such other corporation's assets whereby the Corporation owns not less than 51% of the voting power of such other corporation.

            (f) Notwithstanding the foregoing provisions of this Section 7.2, the rights of the Investors and the obligations of the Corporation under this
Section 7.2 shall be inapplicable to a Designated Offering and the provisions of this Section 7.2 shall terminate (i) as to all of the Investors, upon the consummation of a Designated Offering and (ii) as to any Investor, in the event that such Investor's Group (as defined below) in the aggregate owns less than one-third of the Preferred Shares (or Reserved Common Shares issued upon conversion thereof) purchased by such Group pursuant to this Agreement (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences). As used in this Agreement, NEA Ventures 1997, NEA President's Fund L.P., New Enterprises Associates VII, L.P., New Ventures Partners III L.P. and Glynn Ventures III, L.P. shall be deemed members of the same Group and Oak Investment Partners VI, Limited Partnership and Oak VI Affiliates Fund, Limited Partnership shall be deemed members of the same Group.

            (g) "Proportionate Percentage" shall mean, as to each Investor, the percentage figure that expresses the ratio that (x) the number of shares of outstanding Common Stock then owned by such Investor on a fully-diluted basis bears to (y) the aggregate number of shares of outstanding Common Stock on a fully-diluted basis. For purposes solely of the computations required under clauses (x) and (y) above, each Investor shall be treated as having converted, exercised or exchanged all of the Corporation's securities held by such Investor that are then convertible into or exercisable or exchangeable for Common Shares at the rate at which such securities are convertible into or exercisable or exchangeable for Common Shares in effect at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 7.2(a).

      7.3. Securities Act Registration Statements. Except for securities of the Corporation registered on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto, the Corporation shall not file any registration statement under the Securities Act covering any securities unless it shall first have given each Investor that may be deemed to be a controlling person of the Corporation written notice thereof. The Corporation further covenants that each Investor shall have the right, at any time when it may be deemed to be a controlling person of the Corporation, to participate in the preparation of such registration statement. In connection with any registration statement referred to in this Section 7.3, the Corporation will indemnify, to the extent permitted by law, each Investor that may be deemed to be a controlling person of the Corporation, its partners, officers and directors and each person, if any, who controls such Investor within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished to the Corporation by such Investor for use in such registration statement. If, in connection with any such registration statement, an Investor shall furnish written information to the Corporation for use in the registration statement, such Investor will indemnify, to the extent permitted by law, the Corporation, its directors, each of its officers who sign such registration statement and each person, if any, who controls the Corporation within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission is contained in or omitted from information so furnished in writing by such Investor for use therein.

      7.4. Compliance. Each of the Corporation and each Subsidiary (a) in carrying out its business will comply in all respects with all Federal, state, local and foreign laws, ordinances, regulations and orders applicable to it, its business and the ownership of its assets and (b) will obtain and maintain in full force and effect all Federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business and such licenses and permits shall be maintained, in full force and effect, except where the failure to so comply, obtain or maintain would not reasonably be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole.

      7.5. Insurance. All the insurable properties of the Corporation and the Subsidiaries will be insured for the benefit of the Corporation or such Subsidiary, as applicable, in amounts deemed adequate by the Corporation against all risks usually insured against by persons operating similar properties in the localities in which such properties are located under policies in effect and issued by insurers of recognized responsibility.

      7.6. Corporate Existence, Properties, Etc. Each of the Corporation and each Subsidiary shall maintain, preserve and keep in full force and effect its corporate existence and all rights, franchises, licenses and permits necessary to the proper conduct of its business, and the ownership, lease, or operation of its properties that, if not so maintained, could reasonably be expected to have a material adverse effect on the Corporation and the Subsidiaries, taken as a whole; and take all action which may be reasonably required to obtain, preserve, renew and extend all material licenses, permits, authorizations, trade names, trademarks, service names, service marks, copyrights and patents which are necessary for the continuance of the operation of any such property by it.

      7.7. Payment of Taxes. Each of the Corporation and each Subsidiary shall pay all taxes, assessments and governmental charges or liens imposed upon its income or receipts or upon any of its properties (except with respect to taxes being contested in good faith by appropriate legal proceedings), which if not so paid could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Corporation and the Subsidiaries, taken as a whole.

      7.8. Termination of Certain Obligations. The Corporation's obligations set forth in Sections 7.4, 7.5, 7.6 and 7.7 shall terminate (a) as to all of the Investors, upon the consummation by the Corporation of a Designated Public Offering and (b) as to any Investor, at such time as such Investor's Group in the aggregate owns less than one-third of the Preferred Shares (or Reserved Common Shares issued upon conversion thereof) purchased by such Group pursuant to this Agreement (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences).

      SECTION 8. Restriction on Transfer. (a) Series A Preferred Stock and/or any Common Shares issued upon conversion of such Series A Preferred Stock held by an Investor shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act.

            (b) Each certificate for shares of the capital stock of the Corporation held by an Investor and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 8(c) and 8(d)) be stamped or otherwise imprinted with a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN
      SECTION 8 OF THE STOCK PURCHASE AGREEMENT DATED AS OF MAY 12, 1997, AMONG MOBIUS MANAGEMENT SYSTEMS, INC. AND THE OTHER PARTIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, MOBIUS MANAGEMENT SYSTEMS, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF MOBIUS MANAGEMENT SYSTEMS, INC."

            (c) Each Investor agrees, prior to any Transfer of such shares stock, to give written notice to the Corporation of such Investor's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 8. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to the Corporation, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Corporation) such proposed Transfer does not involve a transaction requiring registration or qualification of such shares under the Securities Act or the securities "blue sky" laws of any relevant state of the United States; provided, however, that no such opinion of counsel shall be necessary for a Transfer by an Investor that is a partnership to a partner of such Investor, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner, if in each case the transferee agrees in writing to be subject to the terms of this Section 8 to the same extent as if such transferee were originally a signatory to this Agreement. Such Investor shall thereupon be entitled to Transfer such shares in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such shares (and each certificate or other instrument evidencing any untransferred balance of such shares) shall bear the legend set forth in
Section 8(b) unless (x) in such opinion of counsel registration of any future Transfer is not required by the applicable provisions of the Securities Act or
(y) the Corporation shall have waived the requirement of such legends; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144 and the transferee is not an affiliate of the Corporation. No Investor shall Transfer any shares until such opinion of counsel has been given (unless waived by the Corporation or unless such opinion is not required in accordance with the provisions of this Section 8(c)).

            (d) Notwithstanding the foregoing provisions of this Section 8, the restrictions imposed by this Section 8 upon the transferability of any shares of the capital stock of the Corporation held by an Investor shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 8(c) and, pursuant to Section 8(c), the securities so transferred are not required to bear the legend set forth in Section 8(b) or
(ii) the holder of such shares has met the requirements for Transfer of such shares pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 8 shall terminate, as herein provided, each Investor holding shares as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 8(b) and not containing any other reference to the restrictions imposed by this Section 8.

      SECTION 9. Fees. (a) The Corporation will pay, and save the Investors harmless against all liability for the payment of, (i) all costs and other expenses incurred in connection with the Corporation's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with and (ii) the fees (up to a maximum of $25,000) and charges of O'Sullivan Graev & Karabell, LLP, special counsel to the Investors, for its services in connection with the transactions contemplated by this Agreement, which fees and charges will be paid by the Corporation at the Closing and thereafter upon presentation of an invoice therefor.

            (b) The Corporation further agrees that it will pay, and will save the Investors harmless from, any and all liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Documents or any modification, amendment or alteration of the terms or provisions of the Documents, and that it will similarly pay and hold the Investors harmless from all issue taxes in respect of the issuance of the Reserved Shares to the Investors.

      SECTION 10. Exchanges; Lost, Stolen or Mutilated Certificates. Upon surrender by any Investor to the Corporation of any certificate representing Series A Preferred Shares or Reserved Common Shares, the Corporation at its expense will issue in exchange therefor, and deliver to such Investor, a new certificate or certificates representing such shares, in such denominations as may be requested by such Investor. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any Series A Preferred Shares or Reserved Common Shares purchased or acquired by an Investor upon conversion of the Series A Preferred Shares, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense will issue and deliver to such Investor a new certificate for such Reserved Shares of like tenor, in lieu of such lost, stolen or mutilated certificate.

      SECTION 11. Survival of Representations, Warranties and Agreements, Etc. All representations and warranties hereunder shall survive the Closing until the earlier of (i) the one-year anniversary of the Closing and (ii) the consummation of a Designated Offering. All representations and warranties contained in any certificate or other written instrument delivered by the Corporation or the Founders pursuant to this Agreement, including, without limitation, the other Documents and the Disclosure Schedule, shall constitute representations and warranties by the Corporation and the Founders under this Agreement. All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

      SECTION 12. Indemnification. (a) The Corporation shall indemnify, defend and hold the Investors harmless against all liability, loss or damage actually suffered by the Investors, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of the Corporation and the Founders herein or any facts or circumstances constituting any such untruth, inaccuracy or breach or with respect to any liability for any brokers' or finders' fees or compensation owing or alleged to be owing in connection with the transactions contemplated hereby. The Corporation's obligation to indemnify and hold the Investors harmless for the untruth, inaccuracy or breach of any of the representations and warranties herein shall terminate on the first anniversary of the date hereof; provided, however, that such obligation to indemnify and hold harmless shall not so terminate with respect to any such claim for indemnification that the Investors shall have, prior to the first anniversary of the date hereof, previously asserted, in good faith, by delivering a written notice of such claim, stating in reasonable detail the facts and circumstances underlying such claim and the nature of the liability, loss or damage for which indemnity is sought.

            (b) Each Investor, severally but not jointly, shall indemnify, defend and hold the Corporation and the Founders harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of such Investor herein or any facts or circumstances constituting any such untruth, inaccuracy or breach. The Investors' obligation to indemnify and hold the Corporation and the Founders harmless for the untruth, inaccuracy or breach of any of the representations and warranties herein shall terminate on the first anniversary of the date hereof; provided, however, that such obligation to indemnify and hold harmless shall not so terminate with respect to any such claim for indemnification that the Corporation and the Founders shall have, prior to the first anniversary of the date hereof, previously asserted, in good faith, by delivering a written notice of such claim, stating in reasonable detail the facts and circumstances underlying such claim and the nature of the liability, loss or damage for which indemnity is sought.

            (c) This Section 12 shall be the exclusive remedy of the parties hereto for the breach of any representation and warranty set forth herein.

      SECTION 13. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Corporation or the Founders, the Investors (or any Investor) may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

      SECTION 14. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation, the Founders and the Investors and the respective successors, assigns, heirs and personal representatives (as applicable) of the Corporation, the Founders and the Investors. The rights

(other than the rights set forth in Section 6.1) and duties of the Investors as set forth herein may be freely assigned, in whole or in part, by the Investors to any transferor of Preferred Shares (or Reserved Common Shares issued upon conversion thereof). Any transferee (other than an Investor or partner or affiliate thereof) to whom rights under Section 6 or 7.3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies any securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder and under the Stockholders' Agreement upon Investors to the same extent as if such transferee were an Investor hereunder. A transferee to whom rights are transferred pursuant to this Section 14 may not again transfer such rights to any other person or entity, other than as provided in this Section 14.

      SECTION 15. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

      SECTION 16. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

      (i)   if to the Corporation or the Founders, to:

            Mobius Management Systems, Inc.
            One Ramada Plaza
            New Rochelle, New York  10801
            Attention:  President or such Founder, as the case may be;

            with a copy to:

            Kramer, Levin, Naftalis & Frankel
            919 Third Avenue
            New York, New York  10022
            Attention:  Kenneth P. Kopelman, Esq.; and

      (ii)  if to the Investors, to their respective addresses set forth on
            Schedule I hereto, with a copy to:

            O'Sullivan Graev & Karabell, LLP
            30 Rockefeller Plaza
            New York, New York  10112
            Attention:  Julie M. Allen, Esq.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

      SECTION 17. Changes. The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Corporation and Investors holding at least 51% of the Series A Preferred Shares (or Reserved Common Shares issued upon conversion of Series A Preferred Shares) then held by all Investors (except that any modification, amendment or waiver sought to be enforced against the Founders shall additionally require the written consent of the Founders). Any modification, amendment or waiver in compliance with the preceding sentence shall be binding on all parties hereto.

      SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      SECTION 19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

      SECTION 20. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

      SECTION 21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

                                                Very truly yours,

                                          MOBIUS MANAGEMENT SYSTEMS, INC.


                                          By:________________________________
                                             Name:  Mitchell Gross
                                             Title:  Chief Executive Officer


                                          THE FOUNDERS:


                                          ___________________________________
                                          Mitchell Gross


                                          ___________________________________
                                          Joseph J. Albracht


                                          THE INVESTORS:

                                          OAK INVESTMENT PARTNERS VI,
                                            LIMITED PARTNERSHIP


                                          By: Oak Associates VI, L.L.C.,
                                              its General Partner

                                          By:________________________________
                                             Managing Member


                                          OAK VI AFFILIATES FUND,
                                            LIMITED PARTNERSHIP

                                          By: Oak VI Affiliates, L.L.C.,
                                              its General Partner


                                          By:________________________________
                                             Managing Member


                                          NEA VENTURES 1997


                                          By:________________________________
                                             Nancy Dorman
                                             Vice President

                                          NEA PRESIDENT'S FUND L.P.


                                          By New President's Partners L.P.


                                          By:________________________________
                                             Name:
                                             Title:


                                          NEW ENTERPRISE ASSOCIATES VII L.P.

                                          By New Enterprise Partners VII L.P.


                                          By:________________________________
                                             Name:
                                             Title:


                                          NEW VENTURE PARTNERS III L.P.


                                          By:________________________________
                                             General Partner


                                          GLYNN VENTURES III, L.P.


                                          By:________________________________
                                             General Partner

                                   SCHEDULE I


                                    Investors


========================================================================================================
                                                   Number of
                                           Series A Preferred Shares
Name and Address of Investor                    Being Purchased                 Aggregate Purchase Price
========================================================================================================
OAK INVESTMENT PARTNERS VI,                         19,989                            $5,863,373.37
         LIMITED PARTNERSHIP
One Gorham Island
Westport, Connecticut  06880
Attention:  Edward F. Glassmeyer
--------------------------------------------------------------------------------------------------------
OAK VI AFFILIATES FUND, LIMITED                      466                               $136,691.78
         PARTNERSHIP
One Gorham Island
Westport, Connecticut  06880
Attention:  Edward F. Glassmeyer
--------------------------------------------------------------------------------------------------------
NEA VENTURES 1997                                     17                                $4,986.61
1119 St. Paul Street
Baltimore, Maryland  21202
Attention:  Peter J. Barris
--------------------------------------------------------------------------------------------------------
NEA PRESIDENT'S FUND L.P.                            273                                $80,079.09
1119 St. Paul Street
Baltimore, Maryland  21202
Attention:  Peter J. Barris
--------------------------------------------------------------------------------------------------------
NEW ENTERPRISE ASSOCIATES VII                       18,119                            $5,314,846.27
   L.P.
1119 St. Paul Street
Baltimore, Maryland  21202
Attention:  Peter J. Barris
--------------------------------------------------------------------------------------------------------
NEW VENTURE PARTNERS III L.P.                       1,023                              $300,076.59
1119 St. Paul Street
Baltimore, Maryland  21202
Attention:  Howard D. Wolfe
--------------------------------------------------------------------------------------------------------
GLYNN VENTURES III, L.P.                            1,023                              $300,076.59
Building 4, Suite 235
3000 Sand Hill Road
Menlo Park, California  94025
Attention:  John W. Glynn, Jr.
========================================================================================================
TOTAL:                                              40,910                            $12,000,130.30
========================================================================================================

================================================================================


                         MOBIUS MANAGEMENT SYSTEMS, INC.


                       -----------------------------------


                            STOCK PURCHASE AGREEMENT


                       -----------------------------------


                               As of May 12, 1997


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.      Amended and Restated Certificate of
                   Incorporation; Certificate of Designation.................. 1

SECTION 2.      Issuance and Sale of Preferred Shares and
                   Reservation of Reserved Common Shares;
                   Closing.................................................... 1
         2.1.   Issuance of Preferred Shares and Reservation
                   of Reserved Common Shares.................................. 1
         2.2.   Agreement to Sell and Purchase the Series A
                   Preferred Shares........................................... 1
         2.3.   Delivery of Series A Preferred Shares......................... 2
         2.4.   The Closing................................................... 2

SECTION 3.      Representations and Warranties of the
                   Corporation and the Founders............................... 2
         3.1.   Organization; Power and Authority;
                   Qualifications............................................. 2
         3.2.   Authorization of the Documents; No Conflicts.................. 3
         3.3.   Authorization of Series A Preferred Shares
                   and Reserved Shares........................................ 4
         3.4.   No Consent or Approval Required............................... 4
         3.5.   Capitalization................................................ 4
         3.6.   Subsidiaries.................................................. 6
         3.7.   No Defaults................................................... 6
         3.8.   Financial Information......................................... 6
         3.9.   Absence of Undisclosed Liabilities............................ 7
         3.10.  Absence of Changes............................................ 7
         3.11.  Title to Assets, Properties and Rights........................ 8
         3.12.  Burdensome Restrictions....................................... 8
         3.13.  Intellectual Property Rights.................................. 9
         3.14.  Employment of Officers, Employees and
                   Consultants............................................... 10
         3.15.  ERISA Plans and Contracts.................................... 10
         3.16.  Agreements................................................... 13
         3.17.  Compliance; Licenses and Permits............................. 13
         3.18.  Labor Relations; Employees................................... 14
         3.19.  Litigation................................................... 14
         3.20.  Tax Matters.................................................. 14
         3.21.  Related Party Transactions................................... 15
         3.22.  Offerees..................................................... 16
         3.23.  Offering Exemption........................................... 16
         3.24.  Brokers...................................................... 16
         3.25.  Registration Rights.......................................... 16
         3.26.  Use of Proceeds.............................................. 16
         3.27.  Insurance.................................................... 16
         3.28.  Disclosure................................................... 17
         3.29.  Definition of "Best Knowledge"............................... 17
         3.30.  Predecessor Company.......................................... 17

                                                                            Page
                                                                            ----
SECTION 4.      Representations and Warranties of the
                   Investors................................................. 17

SECTION 5.      Conditions Precedent to the Closing.......................... 19

SECTION 6.      Information Rights........................................... 21
         6.1.   Access to Records............................................ 21
         6.2.   Financial Reports............................................ 22
         6.3.   Designated Offering.......................................... 25

SECTION 7.      Additional Agreements of the Corporation..................... 25
         7.1.   Meetings of the Board of Directors........................... 25
         7.2.   Right of First Offer......................................... 25
         7.3.   Securities Act Registration Statements....................... 28
         7.4.   Compliance................................................... 29
         7.5.   Insurance.................................................... 29
         7.6.   Corporate Existence, Properties, Etc......................... 29
         7.7.   Payment of Taxes............................................. 29
         7.8.   Termination of Certain Obligations........................... 30

SECTION 8.      Restriction on Transfer...................................... 30

SECTION 9.      Fees......................................................... 32

SECTION 10.     Exchanges; Lost, Stolen or Mutilated
                   Certificates.............................................. 32

SECTION 11.     Survival of Representations, Warranties and
                   Agreements, Etc........................................... 32

SECTION 12.     Indemnification.............................................. 33

SECTION 13.     Remedies..................................................... 34

SECTION 14.     Successors and Assigns....................................... 34

SECTION 15.     Entire Agreement............................................. 34

SECTION 16.     Notices...................................................... 34

SECTION 17.     Changes...................................................... 35

SECTION 18.     Counterparts................................................. 35

SECTION 19.     Headings..................................................... 35

SECTION 20.     Nouns and Pronouns........................................... 36

SECTION 21.     Governing Law................................................ 36

                                                                            Page
                                                                            ----

                                                                            Page
                                                                            ----
                                  ATTACHMENTS


SCHEDULES

Schedule I        -     Investors
Disclosure Schedule


EXHIBITS

Exhibit A         -     Restated Certificate of Incorporation
Exhibit B         -     Certificate of Designation
Exhibit C         -     By-laws
Exhibit D         -     Opinion of Kramer, Levin, Naftalis & Frankel
Exhibit E         -     Stockholders' Agreement
Exhibit F         -     Registration Rights Agreement


                                       iv